Exhibit 10.5

EXECUTION VERSION

TRADEMARK LICENSE AGREEMENT

BY AND BETWEEN

VARIAN MEDICAL SYSTEMS, INC.

AND

VAREX IMAGING CORPORATION

DATED AS OF JANUARY 27, 2017

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TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT, dated as of January 27, 2017 (this “Agreement”), is by and between Varian Medical Systems, Inc., a Delaware corporation (“Varian”), and Varex Imaging Corporation, a Delaware corporation (“Varex”).

R E C I T A L S:

WHEREAS, the board of directors of Varian (the “Varian Board”) has determined that it is in the best interests of Varian and its stockholders to create a new publicly traded company that shall operate the Varex Business;

WHEREAS, in furtherance of the foregoing, the Varian Board has determined that it is appropriate and desirable to separate the Varex Business from the Varian Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Varian Shares on the Record Date of all the outstanding Varex Shares owned by Varian (the “Distribution”);

WHEREAS, in order to effectuate the Separation and the Distribution, Varian and Varex have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation and Distribution Agreement”); and

WHEREAS, the Varex Group desires to receive (and the Varian Group is willing to grant to the Varex Group) certain licenses and rights under the Licensed Marks, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)    “Access Rights” has the meaning set forth in Section 3.05(c).

(b)    “Acquired Business” has the meaning set forth in Section 2.03.

(c)    “Action” has the meaning set forth in the Separation and Distribution Agreement.

(d)    “Aftermarket Extension Products” has the meaning set forth in Section 2.01(c).

(e)    “Agreement” has the meaning set forth in the Preamble.

(f) “Ancillary Agreements” has the meaning set forth in the Separation and Distribution Agreement.

(g) “Applicable Terms” has the meaning set forth in Section 2.02.

(h) “Commercial Documentation” means Licensed Product and Licensed Services purchase order acknowledgements, shipping documents, invoices, and other Licensed Product-related commercial documents.

(i) “Corporate Identity” means any business or corporate entity name, trade name or other business or corporate identifier (e.g., “d/b/a”).

(j) “Dispute” has the meaning set forth in Section 10.13.

(k) “Distribution” has the meaning set forth in the Recitals.

(l) “Distribution Date” shall mean the date of the consummation of the Distribution, which shall be determined by the Varian Board in its sole and absolute discretion.

(m) “Effective Time” has the meaning set forth in the Separation and Distribution Agreement.

(n) “Extension Products” has the meaning set forth in Section 2.01(b).

(o) “Force Majeure” has the meaning set forth in the Separation and Distribution Agreement.

(p) “Governmental Authority” has the meaning set forth in the Separation and Distribution Agreement.

(q) “Group” shall mean either the Varex Group or the Varian Group, as the context requires.

(r) “Internet Content” means Varex’s website located at www.vareximaging.com and any other Varex-controlled content on any World Wide Information Distribution Medium, including on any social media product, service, application or tool (e.g., Twitter, Facebook, etc.) or similar service (now known or hereafter known), including any of the foregoing that permits the exchange of user generated content on the internet (e.g., YouTube) existing at any time during the term of this Agreement.

(s) “Law” has the meaning set forth in the Separation and Distribution Agreement.

(t) “License” means the license granted to Varex and the other members of its Group in Section 2.01.

(u) “License Expiration” has the meaning set forth in Section 2.01(a).

(v) “Licensed Cast/Engraved Products” means parts that (i) were manufactured by Varian as part of the Varex Business prior to the Distribution Date and (ii) are casted or engraved during manufacturing with one or more of the Licensed Marks.

(w) “Licensed Marks” means “VARIAN MEDICAL SYSTEMS,” “VARIAN,” and any stylized versions of the foregoing or any design elements thereof.

(x) “Licensed Product” means any Licensed Registered Aftermarket Product, Licensed Registered OEM Product, Licensed Cast/Engraved Product, Licensed Software Product, or Licensed Warranted Product.

(y) “Licensed Registered Aftermarket Products” means products that (i) were created, developed, and/or distributed by Varian as part of the Varex Business prior to the Distribution Date, (ii) are required by any OEM’s product regulatory registration with a Governmental Authority and (iii) are sold directly to end customers or as aftermarket products (non-OEM products).

(z) “Licensed Registered OEM Products” means products that (i) were created, developed, and/or distributed by Varian as part of the Varex Business prior to the Distribution Date, (ii) are required by any OEM’s product regulatory registration with a Governmental Authority and (iii) are sold to such OEM.

(aa) “Licensed Service” means any service related primarily to the installation, maintenance, repair, use, or monitoring of Licensed Products.

(bb) “Licensed Software Products” means software that was created, developed, and/or distributed by Varian as part of the Varex Business prior to the Distribution Date, and any updates thereto.

(cc) “Licensed Warranted Products” means products that (i) were shipped by Varian, prior to the Distribution Date, under a Varian warranty as part of the Varex Business and (ii) are returned to Varex, after the Distribution Date, for replacement or repair under such warranty.

(dd) “Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

(ee) “OEM” means original equipment manufacturer.

(ff) “Parties” shall mean the parties to this Agreement.

(gg) “Person” has the meaning set forth in the Separation and Distribution Agreement.

(hh) “Promotional Material” means all product and marketing material, including data sheets (whether written or recorded in any other medium), used in the promotion of any Licensed Products or Licensed Services.

(ii) “Quality Standards” has the meaning set forth in Section 3.05(a).

(jj) “Record Date” has the meaning set forth in the Separation and Distribution Agreement.

(kk) “Registration Expiration” has the meaning set forth in Section 2.01(b).

(ll) “Remaining Warranted Products” has the meaning set forth in Section 2.01(d).

(mm) “Representative” has the meaning set forth in the Separation and Distribution Agreement.

(nn) “Separation” has the meaning set forth in the Recitals.

(oo) “Separation and Distribution Agreement” has the meaning set forth in the Recitals.

(pp) “Social Media Identifier” means any name, mark or other identifier (either alone or in combination with any other name, mark or other identifier) used to establish an account, screen name, nickname or “handle” on, or means to locate any, social media product, service, application or tool (e.g., Twitter, Facebook, etc.) or similar service (now known or hereafter known), including any of the foregoing that permits the exchange of user generated content on the internet (e.g., YouTube).

(qq) “Software License Expiration” has the meaning set forth in Section 2.01(e).

(rr) “Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

(ss) “Third Party” has the meaning set forth in the Separation and Distribution Agreement.

(tt) “Varex” has the meaning set forth in the Preamble.

(uu) “Varex Business” has the meaning set forth in the Separation and Distribution Agreement.

(vv) “Varex Group” has the meaning set forth in the Separation and Distribution Agreement.

(ww) “Varex Indemnitees” has the meaning set forth in Section 9.02.

(xx) “Varex Shares” shall mean the shares of common stock, par value $0.01 per share, of Varex.

(yy) “Varian” has the meaning set forth in the Preamble.

(zz) “Varian Board” has the meaning set forth in the Recitals.

(aaa) “Varian Business” shall mean the Parent Business (as such term is defined in the Separation and Distribution Agreement).

(bbb) “Varian Group” has the meaning set forth in the Separation and Distribution Agreement.

(ccc) “Varian Indemnitees” has the meaning set forth in Section 9.01.

(ddd) “Varian Shares” shall mean the common shares, par value $1.00 per share, of Varian.

(eee) “World Wide Information Distribution Medium” shall mean any means of simultaneously (or nearly simultaneously) distributing information to all or most countries in the world and which permits contemporaneous (or nearly contemporaneous) access to that information in those countries, including the internet.

ARTICLE II

GRANT OF LICENSE

Section 2.01 Grant of License. Varian (and each other member of the Varian Group) hereby grants to Varex (and each other member of the Varex Group) a non-exclusive, worldwide, royalty-free, limited license (the “License”) to the Licensed Marks as follows:

(a) Licensed Cast/Engraved Products. Varex (and each other member of the Varex Group) shall have the License to use and have used the Licensed Marks on any Licensed Cast/Engraved Product in the same manner as they were used in the Varex Business prior to the Distribution Date for the remainder of the term of manufacture of such Licensed Cast/Engraved Product or until the tooling for such Licensed Cast/Engraved Product is replaced, whichever occurs first (“License Expiration”), subject to the remainder of this Section 2.01(a). On or before (but not more than six (6) months before) the eighth (8th) anniversary of the Distribution Date, Varex will provide Varian with a list of all Licensed Cast/Engraved Products for which the License Expiration has not occurred. Varex will have the option, exercisable by written notice to Varian on or before such eighth (8th) anniversary, to extend the License under this Section 2.01(a) as to such Licensed Cast/Engraved Product for an additional four (4) years. The License as to any Licensed Cast/Engraved Products for which Varex does not exercise its option to extend will terminate on such eighth (8th) anniversary. The foregoing extension option and termination process will be repeated every four (4) years thereafter until License Expiration has occurred for all Licensed Cast/Engraved Products and/or the License under this Section 2.01(a) has terminated for all Licensed Cast/Engraved Products.

(b) Licensed Registered OEM Products. Varex (and each other member of the Varex Group) shall have the License to use and have used the Licensed Marks on any Licensed Registered OEM Product in the same manner as they were used in the Varex Business prior to the Distribution Date until the applicable product registration(s) for the applicable OEM products expire or three (3) months after new registration(s) for the applicable OEM products have been obtained, whichever is earlier (“Registration Expiration”), subject to the remainder of this Section 2.01(b). On or before (but not more than six (6) months before) the fifth (5th) anniversary of the Distribution Date, Varex will provide Varian with a list of all Licensed Registered OEM Products with respect to which Registration Expiration has not occurred (“Extension Products”). Varex will have the option, exercisable by written notice to Varian on or before such fifth (5th) anniversary, to extend the License under this Section 2.01(b) as to any Extension Products for an additional one (1) year. The License under this Section 2.01(b) as to any Extension Products for which Varex does not exercise its option to extend will terminate on such fifth (5th) anniversary. The foregoing extension option and termination process will be repeated every year thereafter until Registration Expiration has occurred for all Licensed Registered OEM Products and/or the License under this Section 2.01(b) has terminated for all Extension Products due to Varex’s failure to extend. Varex will ensure that any new product registrations applied for by any OEM customer of Varex after the Distribution Date will not include products using the Licensed Marks.

(c) Licensed Registered Aftermarket Products. Varex (and each other member of the Varex Group) shall have the License to use and have used the Licensed Marks on any Licensed Registered Aftermarket Product in the same manner as they were used in the Varex Business prior to the Distribution Date until the Registration Expiration with respect to such Licensed Registered Aftermarket Product, subject to the remainder of this Section 2.01(c). On or before (but not more than six (6) months before) the third (3rd) anniversary of the Distribution Date, Varex will provide Varian with a list of all Licensed Registered Aftermarket Products with respect to which Registration Expiration has not occurred (“Aftermarket Extension Products”). Varex will have the option, exercisable by written notice to Varian on or before such third (3rd) anniversary, to extend the License under this Section 2.01(c) as to any Aftermarket Extension Products for an additional one (1) year. The License under this Section 2.01(c) as to any Licensed Registered Aftermarket Products for which Varex does not exercise its option to extend will terminate on such third (3rd) anniversary. The foregoing extension option and termination process will be repeated every year thereafter until Registration Expiration has occurred for all Licensed Registered Aftermarket Products and/or the License under this Section 2.01(c) has terminated for all Aftermarket Extension Products due to Varex’s failure to extend.

(d) Licensed Warranted Products. Varex (and each other member of the Varex Group) shall have the License to use and have used the Licensed Marks on with Licensed Warranted Products in the same manner as they were used in the Varex Business prior to the Distribution Date, subject to the remainder of this Section 2.01(d). On or before (but not more than six (6) months before) the fifth (5th) anniversary of the Distribution Date, Varex will provide Varian with a list of all products shipped by Varian under a Varian warranty as part of the Varex Business prior to the Distribution Date that are still under such warranty (“Remaining Warranted Products”). Varex will have the option, exercisable by written notice to Varian on or before such fifth (5th) anniversary, to extend the License under this Section 2.01(d) as to any Licensed Warranted Products among the Remaining Warranted Products for an additional two (2) years. The License under this Section 2.01(d) as to any Licensed Warranted Products among the Remaining Warranted Products for which Varex does not exercise its option to extend will terminate on such fifth (5th) anniversary. The foregoing extension option and termination process will be repeated every two (2) years thereafter until there are no Remaining Warranted Products and/or the License under this Section 2.01(d) has terminated for all Licensed Warranted Products among the Remaining Warranted Products due to Varex’s failure to extend.

(e) Licensed Software Products. Varex (and each other member of the Varex Group) shall have the License to use and have used the Licensed Marks on any Licensed Software Product in the same manner as they were used in the Varex Business prior to the Distribution Date until such Licensed Software Product is no longer supported by Varex or used by any customer of Varex, whichever occurs first (“Software License Expiration”), subject to the remainder of this Section 2.01(e). On or before (but not more than six (6) months before) the sixth (6th) anniversary of the Distribution Date, Varex will provide Varian with a list of all Licensed Software Products for which Software License Expiration has not occurred. Varex will have the option, exercisable by written notice to Varian on or before such sixth (6th) anniversary, to extend the License under this Section 2.01(e) as to any such Licensed Software Products for an additional three (3) years. The License under this Section 2.01(e) as to any Licensed Software Products for which Varex does not exercise its option to extend will terminate on such sixth (6th) anniversary. The foregoing extension option and termination process will be repeated every three (3) years thereafter until Software License Expiration has occurred for all Licensed Software Products and/or the License under this Section 2.01(e) has terminated for all Licensed Software Products due to Varex’s failure to extend. Notwithstanding the foregoing, following the Distribution Date, Varex will use its reasonable efforts to cease use of the Licensed Marks in the Licensed Software Products, it being understood that changes in Licensed Software Products, including removal of the Licensed Marks, may require customer approval, validation, and/or regulatory work. For the avoidance of doubt, no License is granted to use the Licensed Marks on any software initially developed (i.e., not an update to a Licensed Software Product) and distributed by Varex after the Distribution Date.

(f) Product Labeling, Commercial Documentation and Licensed Services. The License granted under subsections (a) through (e) of this Section 2.01 for the Licensed Products shall extend, to the same extent and on the same terms, to any product labeling (excluding product packaging), Commercial Documentation and Licensed Services associated with the corresponding class of Licensed Products, but only to the extent necessary to exercise the License to use the Licensed Marks on the Licensed Products granted under subsections (a) through (e) of this Section 2.01. Any use of the Licensed Marks on Commercial Documentation shall be consistent with the use of the Licensed Marks on the corresponding Licensed Product, which shall be consistent with any applicable Governmental Authority’s registration requirements for such Licensed Product.

(g) Product Packaging. Varex (and each other member of the Varex Group) shall have the License to use and have used the Licensed Marks on Licensed Product packaging for a period of two (2) years after the Distribution Date, with no extension option. During such two (2) year period, Varex shall ensure that any branding on any Licensed Product packaging matches the Commercial Documentation and product labeling for the corresponding Licensed Product; provided, however, that if Commercial Documentation uses the Licensed Marks, then the corresponding Licensed Product packaging may be dual branded with the Licensed Marks and Varex’s marks. For the avoidance of doubt, after such two (2) year period, if Varex desires to use any Licensed Product inventory that is in packaging using the Licensed Marks, Varex shall be required to repackage such inventory without use of the Licensed Marks.

(h) Promotional Material. Varex (and each other member of the Varex Group) shall have the License to use and have used the Licensed Marks on Promotional Material for a period of two (2) years after the Distribution Date, with no extension option. For the avoidance of doubt, the License under this Section 2.01(h) does not extend to any Varex products first manufactured after the Distribution Date.

(i) Signage. Varex (and each other member of the Varex Group) shall have the License to use the Licensed Marks on signage on real property owned or leased by Varex (or any such member of the Varex Group) in the same manner as the Licensed Marks were used in the Varex Business prior to the Distribution Date until the date that is ninety (90) days after the Distribution Date.

(j) Non-Categorized Use. To the extent that Varex reasonably believes that a use of the Licensed Marks not provided for in this Agreement is needed for the continuity of the Varex Business by Varex after the Distribution Date and was not contemplated prior to the execution of this Agreement, Varex may request a license for such use from Varian, and Varian shall not unreasonably reject such request.

Section 2.02 Sublicensing. Neither Varex nor any member of the Varex Group has any right to grant sublicenses under the licenses granted to them hereunder without the express written approval of Varian. Notwithstanding the foregoing, Varex and the other members of its Group may, without such approval, sell, make, and have made Licensed Products bearing the Licensed Marks and provide Licensed Services under the Licensed Marks, respectively, through Third Party distributors, representatives, resellers, contractors, or service providers; provided, however, that (a) any such arrangement with any such Third Party shall be made pursuant to a written agreement (i) that is consistent with, and subject and subordinate to, the terms and conditions of this Agreement and (ii) pursuant to which such Third Party agrees to be bound by any applicable terms or conditions of this Agreement, including any restrictions on Varex’s use of the Licensed Marks hereunder (the “Applicable Terms”), and (b) Varex shall remain responsible to Varian for the performance of Varex’s obligations under this Agreement and shall be responsible to Varian for any failure of any such Third Party to comply with the Applicable Terms.

Section 2.03 Acquired Business. Notwithstanding anything in this Agreement to the contrary, if Varex or any member of its Group acquires a business, whether accomplished by the purchase of stock or by purchase of assets (the “Acquired Business”), the licenses granted to Varex and the other members of its Group hereunder shall not extend to any products or services made, used, sold, offered for sale, imported, reproduced, performed, displayed, distributed or otherwise transferred by the Acquired Business prior to the date of such acquisition (even if such products or services constitute or are of the same or similar kind as the Licensed Products or Licensed Services, and even if such products or services are made, used, sold, offered for sale, imported, reproduced, performed, displayed, distributed or otherwise transferred by Varex or any member of its Group after the date of such acquisition).

Section 2.04 Retained Rights. As between the Parties, subject to the rights and licenses granted to Varex and the other members of its Group hereunder, Varian and the other members of its Group are and shall be the sole and exclusive owners of the Licensed Marks. Except as expressly provided herein, Varian and the other members of its Group grant no rights or licenses to Varex or any member of its Group hereunder. Without limiting the foregoing, (a) neither Varex nor any member of its Group shall have any rights hereunder to use the Licensed Marks (i) as or as part of any Corporate Identity, Social Media Identifier, or URL directing users to any Internet Content or (ii) in any Internet Content except to the extent of nominative fair use in reference to Varex’s corporate history or to the extent that such use falls within the license granted in Section 2.01(h), and (b) except to the extent authorized pursuant to any other written agreement between the Parties or any members of their Groups, neither Varex nor any member of its Group shall (i) use any Licensed Marks in any manner that exceeds the scope of the licenses granted to them hereunder or (ii) use in any manner any marks owned or controlled by Varian or any member of its Group other than the Licensed Marks. For the avoidance of doubt, the use of the Licensed Marks on Varex Group internal documents, including drawings and documents provided to suppliers to procure products and services, are agreed not to be trademark usage and not to require a trademark license.

ARTICLE III

COVENANTS

Section 3.01 No Challenge to Title. Neither Varex nor any member of its Group shall do, or license, authorize or otherwise enable or assist any Third Party to do, any of the following: (a) represent to any Person in any manner that it owns or has any ownership rights in or to any Licensed Mark; (b) apply for any federal, state, national or supranational registration of any Licensed Mark; or (c) impair, dispute or in any way contest or challenge the validity or enforceability of any Licensed Mark or any other related mark of Varian or any member of its Group, or any right, title or interest of Varian or any member of its Group in or to any Licensed Mark or any other related mark of Varian or any member of its Group, or do or permit any act which may directly or indirectly be detrimental to the reputation and goodwill of Varian or any member of its Group, including any act which might assist or give rise to any application to cancel any registration for any Licensed Mark or any other related mark of Varian or any member of its Group.

Section 3.02 No Conflicting Grants. Neither Varian nor any member of its Group shall grant any right or license to any Third Party that would conflict with any license granted to Varex or any member of its Group hereunder; provided, however, that this Section 3.02 is not intended and shall not be construed to restrict Varian or any member of its Group from licensing, assigning or otherwise transferring the Licensed Marks or any of its rights therein to any Person, or using the Licensed Marks on any products or services, in each case subject to the licenses granted hereunder.

Section 3.03 Trademark Notices. All print and electronic displays of the Licensed Marks by Varex or any member of its Group shall include, a notice to the effect that the Licensed Marks are owned by Varian and used by Varex or such member of its Group under license from Varian.

Section 3.04 Goodwill. All goodwill associated with any use of the Licensed Marks by Varex or any member of its Group shall inure to the sole and exclusive benefit of Varian and the other members of its Group.

Section 3.05 Quality Control; Varian Approvals.

(a) The Licensed Products manufactured, marketed and distributed by Varex and the other members of its Group shall be of the same nature as, and of a quality that is at least commensurate with the quality of, such products as they were manufactured, marketed and distributed by Varian prior to the Distribution Date (the “Quality Standards”). Varian shall have the right to inspect the business operations of Varex and the members of its Group, upon reasonable prior notice, for the purpose of ensuring Varex’s compliance with the Quality Standards. At Varian’s request from time to time, Varex shall submit to Varian, at no cost to Varian, samples of the Licensed Products that conform in all material respects to the Licensed Products then being manufactured, marketed and distributed by Varex and the other members of its Group. After the samples of the Licensed Products have been evaluated, the samples will be returned to Varex in usable condition, at no cost to Varex. If at any time Varian notifies Varex in writing that Varian has determined that the Licensed Products fail to meet the Quality Standards, then (i) the Parties shall promptly meet and agree upon appropriate remedial steps and (ii) Varex and the other members of its Group shall suspend all distribution activities with respect to such Licensed Products until such remedial steps have been taken to meet the Quality Standards as reasonably determined by Varian.

(b) During the term of this Agreement, if Varian notifies Varex of any notices that Varian is required to include with respect to the Licensed Marks, then Varex will ensure that any Licensed Products, Promotional Material, Licensed Product packaging, and Commercial Documentation related thereto comply with such notice requirements.

(c) Varian shall have the right, exercisable no more frequently than once per calendar year, to have a Third Party auditor, on reasonable notice to the Varex, enter, during regular business hours, any premises used by Varex or any member of its Group or any of their manufacturers for the manufacture, packaging or storage of the Licensed Products, to inspect such premises, all plant, workforce and machinery used for manufacture, packaging or storage of Licensed Products and all other aspects of the manufacture, packaging and storage of Licensed Products in each case at Varian’s expense (“Access Rights”). As a condition to exercising such Access Rights, Varex may require that such Third Party auditor enter into a nondisclosure agreement with Varex that (i) limits the content of any report made by such Third Party auditor to Varian to a description of the manner in which, and the conditions under which, the Licensed Products are manufactured, packaged and stored by Varex and the other members of its Group and their manufacturers; and (b) contains customary non-use and non-disclosure restrictions with respect to any trade secrets and/or confidential information of Varex.

Section 3.06 Compliance with Trademark Usage Guidelines. Varex and the other members of its Group shall comply with Varian’s current trademark usage guidelines and any other policies or requirements of Varian applicable to the Licensed Marks, including any revisions to such guidelines, policies or requirements that are provided in writing to Varex.

ARTICLE IV

PROSECUTION, MAINTENANCE, ENFORCEMENT AND DEFENSE

Section 4.01 Prosecution and Maintenance. As between the Parties, Varian shall have the sole right, but not any obligation, to prepare, file, prosecute and maintain any registrations or applications for registration with respect to the Licensed Marks and to take any actions in connection with any proceedings related to such registrations or applications for registration, in each case, at Varian’s sole cost and expense; provided, however, that if reasonably requested by Varian, Varex and the other members of its Group shall reasonably cooperate with Varian in connection with any such activities (including by executing any and all documents which Varian may reasonably request in support of such registrations and by providing any use evidence, testimony, or documentation that may be reasonably requested by Varian in any ex parte or inter partes administrative proceedings or prosecutions, maintenance or renewals involving registrations of the Licensed Marks), at Varian’s cost and expense. For clarity, Varian (or any member of its Group) may at any time discontinue maintenance of or otherwise abandon any registrations or applications for registration with respect to any Licensed Marks, without any obligation whatsoever to Varex or any member of its Group.

Section 4.02 Enforcement and Defense.

(a) Varex shall advise Varian reasonably promptly if (and in no event later than ten (10) business days after) Varex or any member of its Group becomes aware of any unauthorized Third-Party use of the Licensed Marks. Neither Varex nor any member of its Group shall take any steps to contact any Third Party with respect to any such unauthorized use.

(b) As between the Parties, Varian shall have the sole right, but not any obligation, to determine whether and in what manner to respond to any unauthorized Third-Party use of the Licensed Marks and shall be exclusively entitled to any remedies, including monetary damages, related thereto or resulting therefrom. As between the Parties, Varian shall have the sole right, but not any obligation, to defend and control the defense of the validity and enforceability of the Licensed Marks. If reasonably requested by Varian, Varex and the other members of its Group shall reasonably cooperate with Varian in connection with any such activities, at Varian’s cost and expense.

Section 4.03 Third Party Actions. Varex shall advise Varian promptly if Varex or any member of its Group becomes aware of any allegations, claims or demands (actual or threatened) that any use of the Licensed Marks by Varex or any member of its Group infringes any rights of any Third Party. Neither Varex nor any member of its Group shall enter into any settlement, admit any liability or consent to any judgment that would adversely affect the rights or interest of Varian or any member of its Group in and to the Licensed Marks without the prior written consent of Varian. Varian shall have the right to employ separate counsel and participate in the defense of any such action, at Varian’s own cost and expense.

ARTICLE V

BANKRUPTCY

The rights and licenses granted under this Agreement are intended and shall be deemed to be a license of “intellectual property” within the meaning of Section 365(n) of the United States Bankruptcy Code (and any analogous provision of applicable Law outside the United States). If Section 365(n) of the United States Bankruptcy Code (or any analogous provision of applicable Law outside the United States) is applicable and the trustee or debtor-in-possession has rejected this Agreement and Varex (or any other member of its Group) has elected pursuant to Section 365(n) of the United States Bankruptcy Code (or any analogous provision of applicable Law outside the United States) to retain its rights hereunder, then upon the written request of Varex, the trustee or debtor-in-possession shall provide to Varex a complete duplicate of (or complete access to, as appropriate) any such intellectual property (including embodiments thereof) held or controlled by the trustee or debtor-in-possession.

ARTICLE VI

TERM AND TERMINATION

Section 6.01 Term. This Agreement shall take effect at the Effective Time and shall continue in effect the expiration of the last to expire license granted under Section 2.01, unless sooner terminated in accordance with the terms of this Agreement.

Section 6.02 Termination for Material Breach. Varian may terminate this Agreement in the event of a material breach of this Agreement by Varex or any member of its Group, if such breach is not cured within 30 days following Varex’s receipt of written notice of such breach from Varian.

Section 6.03 Termination Upon Bankruptcy. Varian may terminate this Agreement by written notice to Varex in the event of: (a) Varex’s making a general assignment for the benefit of its creditors or filing a voluntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import; or (b) the filing of an involuntary petition against Varex under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under any law of like import, which petition remains un-dismissed or un-stayed for a period of sixty (60) days; or (c) the appointment of a trustee or receiver for Varex or its property.

Section 6.04 Termination by Varex. Varex may terminate this Agreement at any time upon written notice of such termination to Varian.

Section 6.05 Effect of Termination; Survival. Upon any expiration or termination of this Agreement, (a) the licenses granted to Varex and the other members of its Group under Section 2.01 shall terminate, (b) any rights of Varex or any member of its Group to grant any rights under Section 2.02 shall terminate (and any rights previously granted by Varex or any member of its Group to any Third Party under Section 2.02 shall automatically terminate), (c) neither Varian nor any member of its Group shall have any further restrictions under Section 3.02, (d) the rights and obligations of the Parties under Section 3.05 and Section 3.06 shall terminate, (e) Varex’s obligation under the first sentence of Section 4.02(a) shall terminate, and

(f) subject to clauses (a) through (e) above, all other rights and obligations of the Parties under this Agreement shall survive and remain in full force and effect. No termination of this Agreement shall affect any rights or obligations that may have accrued prior to such termination or limit any rights or remedies that may otherwise be available to a Party at law or in equity.

ARTICLE VII

GROUP MEMBERS

Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any other member of such Party’s Group.

ARTICLE VIII

DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

Section 8.01 Disclaimer of Representations and Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, (A) THE LICENSED MARKS ARE LICENSED HEREUNDER “AS IS,” WITHOUT ANY SUPPORT, ASSISTANCE, MAINTENANCE OR WARRANTIES OF ANY KIND WHATSOEVER, (B) VAREX AND THE OTHER MEMBERS OF ITS GROUP ASSUME TOTAL RESPONSIBILITY AND RISK FOR ITS AND THEIR USE OF ANY LICENSED MARKS AND (C) NEITHER VARIAN NOR ANY OTHER MEMBER OF ITS GROUP MAKES (AND VARIAN AND THE OTHER MEMBERS OF ITS GROUP HEREBY EXPRESSLY DISCLAIM) ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER WITH RESPECT TO THE LICENSED MARKS, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES OF TITLE OR NON-INFRINGEMENT.

Section 8.02 Exclusion of Certain Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER PARTY IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF, EACH OTHER MEMBER OF ITS GROUP AND ITS AND THEIR REPRESENTATIVES ANY CLAIM FOR SUCH DAMAGES, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE; provided, however, that the foregoing exclusion SHALL NOT APPLY IN RESPECT OF ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH (A) any GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD OF OR BY a PARTY, OR (B) CLAIMS FOR INDEMNIFICATION IN RESPECT OF THIRD-PARTY CLAIMS UNDER ARTICLE IX.

ARTICLE IX

INDEMNIFICATION

Section 9.01 Indemnification by Varex. In addition to (but not in duplication of) its other indemnification obligations (if any) under the Separation and Distribution Agreement or any other Ancillary Agreement, to the fullest extent permitted by Law, Varex shall (and shall cause the other members of its Group to) indemnify, defend and hold harmless Varian, each of the other members of Varian’s Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Varian Indemnitees”), from and against any and all Liabilities of the Varian Indemnitees in connection with any suit, investigation, claim or demand of any Third Party to the extent relating to, arising out of or resulting from (i) any breach of this Agreement by Varex or any member of its Group, (ii) any use by Varex or any member of its Group of the Licensed Marks or any exploitation by Varex or any member of its Group of Licensed Products or (iii) any gross negligence or willful misconduct of Varex or any member of its Group, or any of their directors, officers, employees or agents, in connection with this Agreement.

Section 9.02 Indemnification by Varian. In addition to (but not in duplication of) its other indemnification obligations (if any) under the Separation and Distribution Agreement or any other Ancillary Agreement, to the fullest extent permitted by Law, Varian shall (and shall cause the other members of its Group to) indemnify, defend and hold harmless Varex, each of the other members of Varex’s Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Varex Indemnitees”), from and against any and all Liabilities of the Varex Indemnitees in connection with any suit, investigation, claim or demand of any Third Party to the extent relating to, arising out of or resulting from (i) any breach of this Agreement by Varian or any member of its Group, or (ii) any gross negligence or willful misconduct of Varian or any member of its Group, or any of their directors, officers, employees or agents, in connection with this Agreement.

Section 9.03 Indemnification Procedures. The applicable procedures for indemnification set forth in Sections 4.5, 4.6 and 4.7 of the Separation and Distribution Agreement shall govern claims for indemnification under this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Further Assurances. Each Party shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments, that the other Party may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 10.02 Counterparts; Entire Agreement; Corporate Power.

(a)    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b)    This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. The Separation and Distribution Agreement and the Ancillary Agreements, including this Agreement, together govern the arrangements in connection with the Separation and Distribution and would not have been entered independently.

(c) Varian represents on behalf of itself and each other member of the Varian Group and Varex represents on behalf of itself and each other member of the Varex Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(d) Each Party acknowledges and agrees that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 10.03 Governing Law. This Agreement (and any Dispute arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 10.04 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party. Notwithstanding the foregoing, no such consent shall be required (a) (i) for the assignment of all of a Party’s rights and obligations under this Agreement in connection with a change of control of such Party, or a sale of all or substantially all of the assets of such Party, or (ii) for the assignment of certain rights and obligations of a Party under this Agreement that relate to any business segment of such Party in connection with a sale of such business segment, or of all or substantially all of the assets of such business segment, in either case ((i) or (ii)) so long as the resulting, surviving or transferee Person is not a competitor of the non-assigning Party, assumes the applicable rights and obligations by operation of Law or pursuant to a written agreement for the benefit of the non-assigning Party and exercises any assigned license or sublicense rights only in connection with the assets acquired from the assigning Party in such transaction, or (b) for the assignment of Varian’s rights and obligations under this Agreement with respect to any Licensed Mark in connection with a sale or other transfer of such Licensed Mark or Varian’s (or its applicable Group member’s) rights therein, so long as the assignee’s rights in such Licensed Mark remain subject to the licenses granted to Varex and the other members of its group hereunder.

Section 10.05 Third-Party Beneficiaries. Except as provided in Article IX with respect to the Varex Indemnitees and the Varian Indemnitees in their capacities as such and to the extent that a Party’s rights and licenses under this Agreement extend to other members of its Group, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any other Person except the Parties any rights or remedies hereunder and (b) there are no other third-party beneficiaries of this Agreement and this Agreement shall not provide any other third person with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 10.06 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile with receipt confirmed to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.06):

If to Varian, to:

Varian Medical Systems, Inc.
3100 Hansen Way
Palo Alto,	California 94304
Attention:	General Counsel
Facsimile:	(650) 424-5988

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David C. Karp
Ronald C. Chen
Facsimile:	(212) 403-2000

If to Varex, to:

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
Attn:	General Counsel
Facsimile:	(801) 978-5772

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David C. Karp
Ronald C. Chen
Facsimile:	(212) 403-2000

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 10.07 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 10.08 Force Majeure. No Party shall be deemed in default of this Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

Section 10.09 No Set-Off. Except as expressly set forth in the Separation and Distribution Agreement or any Ancillary Agreement or as otherwise mutually agreed to in writing by the Parties, neither Party nor any member of such Party’s Group shall have any right of set-off or other similar rights with respect to (a) any amounts received pursuant to this Agreement or the Separation and Distribution Agreement or any Ancillary Agreement; or (b) any other amounts claimed to be owed to the other Party or any member of its Group arising out of this Agreement or the Separation and Distribution Agreement or any Ancillary Agreement.

Section 10.10 Expenses. Except as otherwise expressly set forth in this Agreement or the Separation and Distribution Agreement, or as otherwise agreed to in writing by the Parties, all fees, costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement will be borne by the Party or its applicable Subsidiary incurring such fees, costs or expenses.

Section 10.11 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.12 Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.13 Dispute Resolution. In the event of any controversy, dispute or claim (a “Dispute”) arising out of or relating to any Party’s rights or obligations under this Agreement (whether arising in contract, tort or otherwise) (including the interpretation or validity of this Agreement), such Dispute shall be resolved in accordance with the dispute resolution process referred to in Article VII of the Separation and Distribution Agreement.

Section 10.14 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is, or is to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 10.15 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 10.16 Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto) and not to any particular provision of this Agreement; (c) Article, Section, Exhibit, Annex and Schedule references are to the Articles, Sections, Exhibits, Annexes and Schedules to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word

“including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or New York, New York; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to January 27, 2017.

Section 10.17 Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

VAREX IMAGING CORPORATION

By:	/s/ Kimberley E. Honeysett
Name:	Kimberley E. Honeysett
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Trademark License Agreement]